      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998


                                                      REGISTRATION NO. 333-47795

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                         POST-EFFECTIVE AMENDMENT NO. 1*
                                       ON
                                    FORM S-3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                        SYBRON INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)
                                ----------------


              WISCONSIN                                   22-2849508
    (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                 Identification Number)





                            411 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202
                                 (414) 274-6600
               (Address, including ZIP Code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                R. JEFFREY HARRIS
                 VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY
                        SYBRON INTERNATIONAL CORPORATION
                            411 EAST WISCONSIN AVENUE
                               MILWAUKEE, WI 53202
                                 (414) 274-6600
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                                ----------------

                                   COPIES TO:
       BRUCE C. DAVIDSON                               EDWARD T. SWAN, P.C.
        QUARLES & BRADY                                  KIRKLAND & ELLIS
   411 EAST WISCONSIN AVENUE                          200 EAST RANDOLPH DRIVE
  MILWAUKEE, WISCONSIN 53202                          CHICAGO, ILLINOIS 60601
        (414) 277-5000                                    (312) 861-2000


================================================================================

*THIS POST-EFFECTIVE AMENDMENT NO. 1 RELATES TO THE POSSIBLE PUBLIC REOFFERING OF THE SECURITIES REGISTERED BY THE REGISTRATION STATEMENT BY PERSONS WHO MAY BE DEEMED TO BE UNDERWRITERS THROUGH THE USE OF THE REOFFERING PROSPECTUS INCLUDED IN THIS POST-EFFECTIVE AMENDMENT NO. 1, AS CONTEMPLATED BY NOTE (5) TO THE FEE TABLE ON THE COVER PAGE OF THE REGISTRATION STATEMENT AS FILED ON MARCH 11, 1998.

INFORMATION HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS


                   SUBJECT TO COMPLETION, DATED JULY 17, 1998


                                2,891,247 SHARES

                        SYBRON INTERNATIONAL CORPORATION

                                  COMMON STOCK

     Certain shareholders (the "Selling Shareholders") of Sybron International Corporation, a Wisconsin corporation ("Sybron" or the "Company"), may severally offer hereunder up to 2,891,247 shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company at such time or times and on such terms as the Selling Shareholders may determine in light of the then-current market conditions and other factors. The Company will not receive any of the proceeds from the sale of the shares being sold by the Selling Shareholders. See "Use of Proceeds and Selling Shareholders."

     The shares of Common Stock to which this Prospectus relates (the "Shares") may be sold by the Selling Shareholders to or through dealers or brokers or other agents, or directly to one or more purchasers, in market transactions or privately-negotiated transactions at market-based or negotiated prices. The Company will pay all expenses related to the registration of the Shares. The Selling Shareholders, however, will bear the cost of all brokerage commissions and discounts incurred in connection with the sale of the Shares. See "Plan of Distribution."


     The Shares were issued in connection with the Company's acquisition of LRS Acquisition Corp., a Delaware corporation ("LRS"), through the merger of a subsidiary of the Company into LRS on April 9, 1998, with the result that LRS became a wholly owned subsidiary of the Company. LRS, through its wholly owned subsidiaries (principally "A" Company Orthodontics) (""A" Company"), designs, manufactures, markets and distributes orthodontic appliances and related products. See "Selling Shareholders."



     The Common Stock is listed and traded on the New York Stock Exchange (the "NYSE") under the symbol "SYB". On ____________, 1998, the last reported sale price of the Common Stock on the NYSE was $________ per share.


                               _________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _________________

                 THE DATE OF THIS PROSPECTUS IS _________, 1998.

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, statements and other information field with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Company has been an electronic filer with the SEC Since May 1996. The SEC maintains an Internet site on the World Wide Web at <http://www.sec.gov> that contains reports, proxy and information statements and other information regarding registrants that file electronically. The Common Stock (symbol "SYB") is listed on the NYSE, and such reports, statements and other information concerning the Company should also be available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Prospectus, which constitutes a part of the registration statement (File No. 333-47795), as amended (the "Registration Statement"), filed by the Company with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Prospectus incorporates by reference documents relating to the Company which are not presented herein or delivered herewith. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents which are incorporated herein by reference. Requests for such documents should be directed to the Company at its principal executive offices, at 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202,
Attention: Tricia Mintzlaff, Investor Relations (telephone: (414) 274-6600).

     The following document(s) previously filed by the Company with the SEC pursuant to the Exchange Act (File No. 1-11091) are incorporated in this Prospectus by reference:

         1. The Company's Annual Report on Form 10-K for the year ended September 30, 1997 (which incorporates certain portions of the Company's Proxy Statement dated December 23, 1997 for its Annual Meeting of Shareholders on January 30, 1998);

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 (including Amendment No. 1 thereto on Form 10-Q/A) and March 31, 1998;

         3.    The Company's Current Report on Form 8-K dated July __, 1998; and

         4. The Company's Current Report on Form 8-K dated July 13, 1998 and the description of the Common Stock contained therein, which updates and supersedes the description of the Common Stock contained in the Company's Registration Statement on Form 8-B dated January 13, 1994.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of this offering shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     FORWARD-LOOKING STATEMENTS; CAUTIONARY FACTORS. THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN MAY CONTAIN FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE BASED UPON MANAGEMENT'S EXPECTATIONS AT THE TIME MADE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE STATEMENTS. THE WORDS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "PROJECT", "OBJECTIVE" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE ASSUMPTIONS AND OTHER FACTORS REFERRED TO SPECIFICALLY IN CONNECTION WITH SUCH STATEMENTS, FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN THE FORWARD-LOOKING STATEMENTS INCLUDE FACTORS DESCRIBED UNDER THE CAPTION "CAUTIONARY FACTORS" IN THE COMPANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

                                   THE COMPANY

     The subsidiaries of the Company are leading manufacturers of value-added products for the laboratory and professional dental and orthodontic markets in the United States and abroad. Sybron's laboratory subsidiaries provide plastic labware, microscope slides, disposable diagnostic products, consumables, temperature control apparatus and water purification systems to industrial, academic, clinical, governmental and biotechnology laboratories. Sybron's dental and orthodontic subsidiaries provide a diversified line of consumable products to dentists and orthodontic appliances and related products to orthodontists. The Company has been pursuing a growth strategy designed to increase sales and enhance operating margins. Elements of that strategy include emphasis on acquisitions, product line extensions, new product introductions and international growth. The Company's net sales have increased from $383 million in the fiscal year ended September 30, 1992 to $795 million in the fiscal year ended September 30, 1997. In fiscal year 1997, the Company's sales outside the United States represented approximately 32% of net sales.

     In May 1998, the Company's laboratory subsidiaries were realigned under Sybron Laboratory Products Corporation ("SLPC"). The primary laboratory subsidiaries under SLPC are Nalge Nunc International Corporation ("NNI"), Erie Scientific Company ("Erie") and Barnstead Thermolyne Corporation ("Barnstead/Thermolyne"). NNI develops, manufactures, and markets labware, life sciences and process technologies products. Offerings include reusable and disposable plastic labware, cell and tissue culture products, high quality bio-pharmaceutical packaging, filtration products, and industrial products used in fluid processing such as plastic tubing, sanitary tubing and fittings. Erie develops, manufactures, and markets products for diagnostics and research, histology, microbiology, and clinical and industrial applications. These products include liquid standards and reagents, stains, diagnostic tests, microscope slides and other glass products. Barnstead/Thermolyne develops, manufactures and markets precision laboratory equipment consisting of heating, stirring, measuring, sterilizing, analytical and temperature control apparatus, and water purification systems.

     Sybron's dental and orthodontic subsidiaries include "A" Company as well as Kerr Corporation ("Kerr") and Ormco Corporation ("Ormco"), which are subsidiaries of Sybron Dental Specialties, Inc. Kerr develops, manufactures and markets a broad range of consumable products for use in restorative, prosthetic, and endodontic dentistry. Ormco and "A" Company develop, manufacture and market a broad line of orthodontic appliances including bands, brackets, wire, adhesives, and ancillary equipment used during the course of orthodontic treatment.

     The description of Sybron's business included herein and in the documents incorporated by reference herein may contain statements that could be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements concern, among other things, Sybron's intent, belief or current expectations with respect to operating and growth strategies, capital expenditures, financing or other matters, regulatory matters pertaining to Sybron specifically and the industry in general, industry trends, competition, risks attendant to foreign operations, reliance on key distributors, environmental matters and other factors affecting Sybron's financial condition or results of operations. Such forward-looking statements involve certain risks and uncertainties, many of which are beyond Sybron's control, that could cause actual results to differ materially from those contemplated in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, those discussed in connection with such statements as well as those described in the sections entitled "Cautionary Factors" in the Sybron documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

     Additional information concerning Sybron is included in the Sybron documents filed with the SEC which are incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

     The Company's principal executive offices are located at 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202; its telephone number is (414) 274-6600.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from any sale of the Shares by the Selling Shareholders hereunder. The Company will pay all expenses related to the registration of the Shares. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

     The Shares offered hereby were acquired by the Selling Shareholders pursuant to an Agreement and Plan of Reorganization, dated as of January 23, 1998 (the "Reorganization Agreement"), by and among the Company, Normandy Acquisition Co. ("Acquisition"), LRS Acquisition Corp. ("LRS") and Liberty Partners Holdings 5, L.L.C. ("Liberty"). The Reorganization Agreement provided for the acquisition of LRS by the Company through the merger of Acquisition, a wholly owned subsidiary of the Company, with and into LRS (the "Merger"). The Merger was consummated on April 9, 1998 (the "Effective Time of Merger"), whereupon LRS became a wholly owned subsidiary of the Company. In the Merger, each share of the issued and outstanding capital stock of LRS, an outstanding warrant held by Liberty to purchase LRS capital stock, and outstanding options for such capital stock were converted into or exchanged for Common Stock of the Company based on the applicable exchange ratios determined pursuant to the Reorganization Agreement, resulting in the issuance of an aggregate of 3,215,982 shares of Common Stock (the "Merger Shares").

     The Merger Shares were registered by the Registration Statement (on Form S-4) for issuance pursuant to the Reorganization Agreement in accordance with Rule 145 promulgated by the SEC under the Securities Act. Accordingly, the Merger Shares are freely transferable under the Securities Act, except that shares received by any person deemed to be an "affiliate" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of LRS for purposes of Rule 145 (an "Affiliate") may not be resold except in transactions permitted by Rule 145 or as otherwise permitted under the Securities Act. The Selling Shareholders are the persons identified by LRS as its Affiliates. The Shares to which this Prospectus relates are the Merger Shares issued to the Selling Shareholders pursuant to the Reorganization Agreement.

     It was a condition to the obligations of the Company to consummate the Merger that each Affiliate deliver to the Company a letter (an "Affiliate Letter") in which the Affiliate agreed with the Company (i) not to sell, transfer or otherwise dispose of any of the Merger Shares issued to such Affiliate, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act, and (ii) not to make any disposition or other reduction of such person's risk relative to any stock of the Company or LRS during the period (the "risk-sharing period") which commenced thirty (30) days prior to the Effective Time of Merger and ended on July 20, 1998, when Sybron published financial results covering at least 30 days of post-Merger combined operations.

REGISTRATION RIGHTS AGREEMENT

     As contemplated by the Reorganization Agreement, in conjunction with the closing of the Merger, the Company entered into a Registration Rights Agreement, dated April 9, 1998 (the "Registration Rights Agreement"), with the Selling Shareholders, as the Affiliates of LRS. In the Registration Rights Agreement, Sybron agreed to register for resale, after the risk-sharing period had been satisfied, the Shares received by the Affiliates in connection with the Merger. The Post-Effective Amendment to the Registration Statement of which this Prospectus is a part was filed to satisfy this obligation of the Company under the Registration Rights Agreement. The Registration Rights Agreement is intended to provide additional liquidity to the Affiliates of LRS during the period that the conditions of Rule 145(d) continue to apply to the Shares, so as to permit the Affiliates to sell their Shares either pursuant to Rule 145(d) or pursuant to this Prospectus.

     Under the Registration Rights Agreement, subject to the terms and conditions thereof, the Company is obligated to keep the Registration Statement effective to permit sales under this Prospectus until either April 9, 1999, one year after the consummation of the Merger, or, if applicable, such shorter period of time which shall terminate (i) when all Shares covered by the Registration Statement have been sold, or (ii) on the date the resale restrictions applicable to the Shares pursuant to Rule 145(d) expire or are rescinded (the "Registration Term").

ESCROW AGREEMENT

     Pursuant to the Reorganization Agreement, an Escrow Agreement, dated April 9, 1998 (the "Escrow Agreement"), was entered into by and among the Company, State Street Bank and Trust Company (the "Escrow Agent"), Messrs. Michael Kluger, Gordon Nye and Kenneth Rainin, as agents and attorneys-in-fact of the former LRS securityholders (the "LRS Representatives"), Liberty and certain securityholders of LRS (collectively, the "Holdback Participants"), pursuant to which a portion of the Merger Shares received by each Holdback Participant will be held in escrow to secure the indemnification obligations of LRS under the Reorganization Agreement (the "Escrow Account"). The Holdback Participants include all of the Selling Shareholders (the Affiliates of LRS) and certain other key "insiders" as determined by the LRS Board of Directors prior to the Merger.

     Pursuant to the Escrow Agreement, the Holdback Participants deposited into the Escrow Account a portion of their Shares having an aggregate value of $6,300,000 (the "Escrow Shares"). The Escrow Account is intended to secure the indemnification rights of the Company under the Reorganization Agreement and provide the LRS Representatives (all of whom are LRS Affiliates and Selling Shareholders) with a source for recovery of defense costs incurred in connection with any third party claim.

     While their Escrow Shares are held in the Escrow Account, the Holdback Participants are entitled to all rights of ownership thereof, including without limitation the right to vote and sell such shares; provided, however, that upon any sale of Escrow Shares the proceeds thereof must be deposited with the Escrow Agent to be held as part of the Escrow Fund (as defined in the Escrow Agreement). The Escrow Agreement provides that the LRS Representatives have the sole right, in their discretion, to obtain the release of all or any portion of the Escrow Shares then held in the Escrow Fund in order to effect the sale of those Shares. In the Escrow Agreement, the Holdback Participants appointed the LRS Representatives as their agents for purposes of effecting sales of the Escrow Shares, provided that any sale made by the LRS Representatives must be accomplished in accordance with the provisions of the Affiliate Letter executed by each Holdback Participant and in accordance with the Registration Rights Agreement. The Escrow Agreement also requires that any such sale be treated as a sale of Escrow Shares by all Holdback Participants, to be allocated among such Holdback Participants proportionately based on their respective contributions to the Escrow Fund.

THE SELLING SHAREHOLDERS AND THE SHARES

         Based upon information provided by the Selling Shareholders and information relating to the Shares subject to the Registration Rights Agreement and the Escrow Shares subject to the Escrow Agreement, the following table sets forth information, as of July 8, 1998, with respect to (i) the aggregate number of shares of Common Stock beneficially owned by each Selling Shareholder, (ii) the number of Shares registered hereby that each Selling Shareholder may offer and sell pursuant to this Prospectus (including the number of Escrow Shares), and (iii) the number of shares of Common Stock each Selling Shareholder would own if all of the Shares registered for resale hereunder were sold. Because the Selling Shareholders may choose to sell all, or a portion, or none of the Shares registered hereby at any time and from time to time after the date hereof and during the Registration Term, the number of shares of Common Stock that each Selling Shareholder shall retain upon completion of the offering to which this Prospectus relates cannot be stated with any certainty.


                                                                                                        NUMBER OF
                                                                                                          SHARES
                                                                                                       BENEFICIALLY
                                         NUMBER OF                                                     OWNED IF ALL
                                           SHARES                                                         SHARES
                                        BENEFICIALLY                                                    REGISTERED
                                           OWNED                  NUMBER OF SHARES REGISTERED FOR        HEREUNDER
SELLING SHAREHOLDERS                     PRIOR TO                    POTENTIAL RESALE HEREUNDER          WERE SOLD
                                        OFFERING(1)
----------------------------------------------------------------------------------------------------------------------------
                                                                                 NON-
                                                                ESCROW         ESCROW
                                                                SHARES         SHARES        TOTAL
Liberty Partners Holdings 5,             1,075,719              80,609        995,110      1,075,719          0
L.L.C.(2)(4)
Kenneth Rainin(3)(5)                     1,114,309              83,538      1,030,771      1,114,309          0
Robert B. Stockman(3)(6)                   294,013              22,035        271,978        294,013          0
William W. Crouse(3)                       100,630               7,531         93,099        100,630          0
Gordon E. Nye(3)                            84,003               6,299         77,704         84,003          0
Andrew J. Futey(3)                          25,510               1,906         23,604         25,510          0
Charles Madsen(3)                           15,854               1,185         14,669         15,854          0
David J. Milner(3)                          14,622               1,092         13,530         14,622          0
Michael P. Oliver(3)                         9,748                 721          9,027          9,748          0
Richard W. Poinsett(3)                       4,874                 372          4,502          4,874          0
State Board of Administration of           151,965              11,413        140,552        151,965          0
Florida(4)
----------------------------------------------------------------------------------------------------------------------------
Total                                    2,891,247              216,701      2,674,546      2,891,247          0

(1) The number of shares of Common Stock owned by each Selling Shareholder is less than 1% of the 100,829,368 shares of Common Stock outstanding as of July 8, 1998, except for the following Selling Shareholders who owned more than 1% of such outstanding shares: Liberty Partners Holdings 5, L.L.C. ("Liberty") (1.07%) and Kenneth Rainin (1.11%)

(2) Liberty, a Delaware limited liability company, was organized for the sole purpose of investing in LRS Common Stock and a warrant to purchase shares of LRS Common Stock. The members of Liberty are (i) Liberty Investments 5, Inc., a Delaware corporation which holds a 76.5% profits interest in Liberty and is in turn wholly owned by the State Board of Administration of Florida, and (ii) Liberty Investment Partners 5, a Delaware general partnership which holds a 23.5% profits interest in Liberty. Liberty Partners, L.P. a Delaware limited partnership, is the sole manager of Liberty. Liberty Capital Partners, Inc., an investment management firm, is the sole general partner of Liberty Partners, L.P. and is the investment advisor to the State Board of Administration of Florida. Certain individuals, including Michael J. Kluger and Peter E. Bennett, who served as directors of LRS and "A" Company prior to the Merger, are general partners of Liberty Investment Partners 5, limited partners of Liberty Partners, L.P., and stockholders of Liberty Capital Partners, Inc. Prior to the Merger, Liberty owned and held a warrant to acquire an aggregate of 38% of the LRS Common Stock on a fully diluted basis.

(3) Prior to the Merger, LRS and "A" Company had the same management. The following Selling Shareholders held the indicated positions and offices with LRS and "A" Company prior to the Merger: Kenneth Rainin, Director; Robert B. Stockman, Director; William W. Crouse, Chairman of the Board; Gordon E. Nye, Director, President and Chief Executive Officer; Andrew
     J. Futey, Senior Vice President-Operations; Charles Madsen, Vice President-North American Sales; David J. Milner, Vice President-Finance; Michael P. Oliver, Vice President-Global Marketing; and Richard W. Poinsett, Vice President-Quality Assurance and Research & Development. As indicated in Note 2 above, Michael J. Kluger and Peter E. Bennett were also directors of LRS and "A" Company. At the Effective Time of Merger, the directors and officers of Acquisition became the directors and officers of LRS and the Selling Shareholders (and Messrs. Kluger and Bennett) resigned all of their positions with LRS and "A" Company. Mr. Milner is providing transition services following the Merger by managing the accounting group of "A" Company and its facilities in San Diego, California, and Tijuana, Baja California, Mexico. These services are expected to continue through December 1998.

(4) Prior to the Merger, the State Board of Administration of Florida was LRS' principal lender and owned all of the outstanding LRS Series A Preferred Stock. In connection with the Merger, Sybron repaid all outstanding indebtedness owed by LRS and its subsidiaries to the State Board of Administration of Florida, after LRS used available cash to reduce such indebtedness. The amount of such indebtedness so repaid, including accrued interest, was approximately $32,287,313. As noted above, the State Board of Administration of Florida, through its wholly owned subsidiary Liberty Investments 5, Inc., holds a 76.5% profits interest in Liberty and, accordingly, holds a 76.5% beneficial ownership interest in the Shares held of record by Liberty.

(5) Prior to the Merger, Mr. Rainin beneficially owned approximately 30.9% of the LRS Common Stock, on a fully diluted basis, and approximately 89.1% of the outstanding LRS Series B Preferred Stock.

(6) Prior to the Merger, Mr. Stockman beneficially owned approximately 10.3% of the LRS Common Stock, on a fully diluted basis.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders may sell any or all of the Shares to or through dealers or brokers or other agents, or directly to one or more purchasers in transactions on the NYSE, in the over-the-counter market or in privately negotiated transactions, or in a combination of such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Such dealers, brokers or other agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and may receive commissions from the purchasers of the Shares for whom they act as agent. The Registration Rights Agreement provides that the Shares will be sold by the Selling Shareholders only through routine brokerage transactions, to dealers or in negotiated transactions, and does not provide for an underwritten public offering or other special selling efforts.

     Any Selling Shareholder and any dealer, broker or other agent selling Shares for the Selling Shareholders or purchasing any Shares from a Selling Shareholder for purposes of resale may be deemed to be an underwriter under the Securities Act and any profit from the sale of the Shares or any compensation received by such Selling Shareholder, dealer, broker or other agent may be deemed underwriting compensation. Neither the Company nor the Selling Shareholders can presently estimate the amount of such compensation. As of the date hereof, the Company knows of no existing selling arrangements between any Selling Shareholder and any other Selling Shareholder, dealer, broker or other agent.

     The Company will pay the expenses incurred in connection with the preparation and filing of this Prospectus and the related amendment to the Registration Statement, and will reimburse the Selling Shareholders for the reasonable fees and disbursements of one counsel mutually chosen by the Selling Shareholders in connection with the registration of the Shares for sale by the Selling Shareholders pursuant to this Prospectus. The Company, however, will not pay for any expenses, fees, commissions or discounts of dealers or agents, or other selling expenses, which will be paid by the Selling Shareholders.

     In the Registration Rights Agreement, the Company has agreed to indemnify each Selling Shareholder and, if applicable, each director and officer of such Selling Shareholder (and any person who controls such Selling Shareholder within the meaning of Section 15 of the Securities Act) against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which such indemnified persons may be required to make in respect thereto. Under agreements which may be entered into by the Selling Shareholders, dealers and agents who participate in the distribution of the Shares may be entitled to similar indemnification or contribution by the Selling Shareholders. Dealers and agents may be customers of, engage in transactions with or perform services for the Company, its affiliates or the Selling Shareholders in the ordinary course of business.

     Under certain rules and regulations under the Exchange Act, if applicable, any person engaged in a "distribution" of the Shares within the meaning of such rules and regulations may not simultaneously engage in market activities with respect to shares of Common Stock for the period beginning one business day prior to the determination of the offering price and ending upon completion of the Selling Shareholder's participation in the distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

     In addition to or in lieu of sales of the Shares pursuant to this Prospectus, the Selling Shareholders may sell their Shares in accordance with the resale restrictions of Rule 145 under the Securities Act, as described above. See "Selling Shareholders."

                                     EXPERTS

     The consolidated financial statements and schedule of Sybron International Corporation incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1997 have been so incorporated in reliance on the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     Any financial statements hereafter incorporated by reference in the Registration Statement that have been audited and are the subject of a report by independent accountants will be incorporated herein by reference in reliance upon such reports and upon the authority of such firms as experts in auditing and accounting to the extent covered by the consents of such accountants filed with the SEC.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses payable by the Registrant in connection with this Amendment to the Registration Statement. All of such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

      Filing Fee- Securities and Exchange Commission...............................$   None*
      Fees and Expenses of Accountants.............................................   1,000
      Fees and Expenses of Counsel.................................................   8,000
      Miscellaneous Expenses.......................................................   1,000
                                                                                   --------
               Total...............................................................$ 10,000
                                                                                   ========

------------------

*The Registration Statement (as originally filed on Form S-4) registered both the securities offered in the business combination transaction and the resale of those securities by affiliates; a filing fee having been paid with respect to the securities offered in the business combination transaction, no separate filing fee is assessed for the registration of resale transactions.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a di rector or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Article VIII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Furthermore, certain officers of the Registrant are also officers of subsidiaries of the Registrant and, as a result, such officers may be entitled to indemnification pursuant to provisions of such subsidiaries' governing corporate laws, articles of incorporation and bylaws. The Registrant has also executed an indemnity agreement with each of its directors and certain of its officers which provides certain indemnity rights to such individuals.

     Directors and officers of the Registrant are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 16.  EXHIBITS.

     See Exhibit Index following Signatures page in this Amendment to the Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






WITHDRAWAL OF SHARES FROM REGISTRATION

     Pursuant to the undertaking to that effect contained in this Registration Statement, the Registrant hereby removes from registration the 1,451,018 shares of Common Stock registered by the Registration Statement which were not issued in the Merger.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July 17, 1998.


                                     SYBRON INTERNATIONAL CORPORATION
                                     (Registrant)


                                      By: /s/ KENNETH F. YONTZ
                                          ------------------------------------
                                          Kenneth F. Yontz
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                              --------------------

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.*

SIGNATURE                        TITLE


/s/ KENNETH F. YONTZ             Chairman of the Board, President
--------------------------       and Chief Executive Officer and Director
Kenneth F. Yontz                 (Principal Executive Officer of the Registrant)



/s/ DENNIS BROWN                 Vice President - Finance, Chief Financial
--------------------------       Officer and Treasurer (Principal Financial
Dennis Brown                     Officer and Principal Accounting Officer of
                                 the Registrant)

/s/ DON H. DAVIS, JR.**           Director
--------------------------
Don H. Davis, Jr.


/s/ CHRISTOPHER L. DOERR**        Director
--------------------------
Christopher L. Doerr


/s/ ROBERT B. HAAS**              Director
--------------------------
Robert B. Haas


/s/ THOMAS O. HICKS**             Director
--------------------------
Thomas O. Hicks


/s/ WILLIAM U. PARFET**           Director
--------------------------
William U. Parfet


/s/ JOE L. ROBY**                 Director
--------------------------
Joe L. Roby


/s/ RICHARD W. VIESER**           Director
--------------------------
Richard W. Vieser


*Each of these signatures is affixed as of July 17, 1998.



**By  /s/ R. JEFFREY HARRIS
      ---------------------------
      R. Jeffrey Harris,
      Attorney-in-Fact,
      Pursuant to Power of
      Attorney contained in
      the Registration Statement
      as filed on March 11, 1998

                        SYBRON INTERNATIONAL CORPORATION
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 1-11091)

                                  EXHIBIT INDEX
                                       TO
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-3
                                       TO
                         FORM S-4 REGISTRATION STATEMENT
                              (FILE NO. 333-47795)
                         (THE "REGISTRATION STATEMENT")


The following exhibits are filed with or incorporated by reference in this Amendment to the Registration Statement:


    EXHIBIT                                                       INCORPORATED HEREIN BY
     NUMBER                     DESCRIPTION                            REFERENCE TO                  FILED HEREWITH
     ------                     -----------                           --------------                 --------------

     2.1         Agreement and Plan of                      Appendix A to the Proxy
                 Reorganization, dated as of January        Statement/ Prospectus dated
                 23, 1998, by and among Sybron              March 12, 1998 contained in the
                 International Corporation, Normandy        Registration Statement
                 Acquisition Co., LRS Acquisition
                 Corp. ("LRS") and Liberty Partners
                 Holdings 5, L.L.C.

     3.1         Restated Articles of Incorporation of      Exhibit 4.1 to the Registrant's
                 the Registrant                             Registration Statement on Form
                                                            S-8 (File No. 333-47015)

     3.2         Bylaws of the Registrant                   Exhibit C to the 1994 Annual
                                                            Meeting Proxy Statement of
                                                            Sybron Corporation dated
                                                            December 17, 1993

     4.1         Articles of Incorporation and Bylaws       Exhibits 3.1 and 3.2 hereto
                 of the Registrant

     5.1         Opinion of Quarles & Brady as to the       Exhibit 5.1 to the Registration
                 legality of the securities being           Statement
                 registered

     23.1        Consent of KPMG Peat Marwick                                                              X
                 LLP, Registrant's independent
                 auditors

     23.2        Consent of Quarles & Brady                 Contained in Exhibit 5.1

     24.1        Powers of Attorney                         Contained on Signatures page in
                                                            the Registration Statement



    EXHIBIT                                                       INCORPORATED HEREIN BY
     NUMBER                     DESCRIPTION                            REFERENCE TO                  FILED HEREWITH
     ------                     -----------                           --------------                 --------------
     99.1       Registration Rights Agreement, dated                                                      X
                as of April 9, 1998, by and among
                the Registrant and the Affiliates of LRS
                identified on the signature page
                thereto

     99.2       Escrow Agreement, dated April 9,                                                          X
                1998, by and among the Registrant,
                State Street Bank and Trust Company,
                as Escrow Agent, Michael Kluger,
                Gordon Nye and Kenneth Rainin
                (collectively, the "LRS
                Representatives"), and each of the
                Holdback Participants identified on
                Schedule I thereto





                                      EI-2